Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

Xilinx Updates Financial Guidance for First Quarter Fiscal 2021

SAN JOSE, Calif. – (BUSINESS WIRE) – June 29, 2020 – Xilinx, Inc. (NASDAQ: XLNX), the leader in adaptive and intelligent computing, today updated the range of its prior guidance for its first quarter of fiscal 2021 ended June 27, 2020, as set forth below:

Non-GAAP
	GAAP	Adjustments	Non-GAAP
Revenues	$720M - $734M		$720M - $734M
Gross Margin	~67% - 68%	~ 1% (1)	~68% - 69%
Operating Expenses	$314M - $320M	$4M (2)	$310M - $316M
Other Expense	~$11M		~$11M
Tax Rate	~45%-47%	~ 34% (3)	~11%-13%

Notes regarding Non-GAAP Adjustments:
(1)Amortization of acquisition-related intangibles
(2)M&A related expenses and amortization of acquisition-related intangibles
(3)Income tax effect of Non-GAAP adjustments, excluding a one-time charge related to impacts from a third-party legal proceeding related to cost sharing arrangements (see “Non-GAAP Financial Information – Income Taxes” for additional detail)

“While we have seen some COVID-19 related impacts during the June quarter, our business has generally performed well overall, with stronger than expected revenues in our Wired and Wireless Group and Data Center Group more than offsetting weaker than expected revenues in our consumer-oriented end markets, including automotive, broadcast, and consumer. A portion of the revenue strength in the quarter was due to customers accelerating orders following recent changes to the U.S. government restrictions on sales of certain of our products to international customers,” said Victor Peng, Xilinx’s President and Chief Executive Officer.

“Given our preliminary assessment of the expected financial results in the June quarter, we are raising the midpoint for revenue and narrowing our overall guidance ranges. Furthermore, we are updating our expected tax rate for the June quarter to include the prior and current year potential impacts of the Altera Corp. v. Commissioner tax case, a third-party legal proceeding concerning related-party R&D cost sharing arrangements and stock-based compensation. The potential impact for prior years is approximately $57 million while the impact to the fiscal 2021 expected tax rate is an additional 1%-2%.”
“We will continue to closely monitor the business environment, which remains dynamic. Based on our current assessment, we expect our fiscal second quarter revenues to be, approximately, in line with the fiscal first quarter.”

There will be no conference call associated with this press release. Xilinx will report results for the fiscal first quarter and provide more detailed estimates for its fiscal second quarter during its next earnings conference call scheduled for July 30, 2020.

Non-GAAP Financial Information

First quarter of fiscal 2021 business outlook include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated. Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods. Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses such as acquisition-related amortization and non-recurring items.

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with acquisition activities. The Company believes these costs do not reflect its current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in operating expenses and other income, as detailed above, including a one-time charge of approximately $57 million for the fiscal 2017 to fiscal 2020 impact of the Supreme Court’s June 22, 2020, decision not to hear the Altera Corp. v. Commissioner (“Altera”) case. Xilinx is not a party to the proceedings but is subject to the findings of the case. The Altera tax case concerns related party R&D cost sharing arrangements and whether stock-based compensation should be included in the pool of costs to be shared. With the Supreme Court’s decision not to hear the Altera case, the decision of the 9th Circuit (which would apply to taxpayers such as Xilinx) that stock-based compensation is to be included in the pool of costs to be shared remains in place. Despite the decision in Altera, the law remains unsettled and the Company will continue to monitor developments and the potential effect on its consolidated financial statements and tax filings. Please see “Note 14. Income Taxes” to our financial statements in our Form 10-K as filed with the SEC on May 8, 2020 for more details about the Altera case.

It also excludes the U.S. tax reform related items and other significant tax effects of post-acquisition tax integration transactions. The Company believes excluding the U.S. tax reform and post-acquisition tax integration items will facilitate a comparable evaluation of its current performance to its past performance. The first quarter of fiscal 2021 outlook does not reflect other tax related items which the Company is not able to predict without unreasonable efforts due to their inherent uncertainty.

Forward-Looking Statements

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the June and September quarters. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including, among others, the impact of the COVID-19 pandemic and related containment measures (which, in addition to presenting its own risks and uncertainties, may also heighten the other risks and uncertainties faced by our business and decrease our visibility into all aspects of our business), customer acceptance of our new products, current global economic conditions, our dependence on certain customers, trade and export restrictions, the condition and performance of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to generate cost and operating expense savings in an efficient and timely manner, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Alveo, Artix, Kintex, Spartan, Versal, Vitis, Virtex, Vivado, Zynq, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

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Source: Xilinx Newsroom
Category: Corporate Announcements